EXHIBIT 99.1

Onto Innovation Reports

2021 Third Quarter Results

Record quarterly revenue exceeds guidance, resulting in 59% year-over-year growth

Continued revenue growth expected for the fourth quarter extending into 2022

Wilmington, Mass., November 4, 2021 – Onto Innovation Inc. (NYSE: ONTO) (“Onto Innovation,” “Onto,” or the “Company”) today announced financial results for the third quarter of 2021.

2021 Third Quarter Financial Highlights

•	Quarterly revenue of $200.6 million represents 59% year-over-year growth compared to the third quarter of 2020.
•	Gross margin improved to 55% from 54% year-over-year.
•	Operating margin improved to 21% GAAP and 29% non-GAAP, in line with the Company’s $800 million long-term operating model.
•	Year-to-date cash flow from operations totaled $126.3 million, or 22% of revenue.

2021 Third Quarter Business Highlights

•	Metrology revenue from advanced logic customers increased 95% over the second quarter, driven by investments in next-generation transistor structures and expanding applications.
•	New top five IDM selected Onto Innovation’s integrated metrology platform, contributing to 50% integrated metrology revenue growth year-to-date over the same period in 2020.
•	Inspection revenue increased 21% over the prior quarter.
•	Received commitments for six additional manufacturing slots for advanced packaging lithography tool deliveries in 2022 and 2023.
•	Record software revenue grew 28% over the prior quarter driven by specialty device manufacturers.

Onto Innovation Inc.
Key Financial Data for the Quarters Ended September 25, 2021,
June 26, 2021, and September 26, 2020

(in thousands, except per share amounts)

US GAAP
	September 2021	June 2021	September 2020
Revenue	$200,589	$193,387	$126,492
Gross profit margin	55%	55%	54%
Operating income	$43,126	$35,941	$9,282
Net income	$36,448	$35,051	$8,091
Net income per diluted share	$0.73	$0.71	$0.16

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US NON-GAAP
	September 2021	June 2021	September 2020
Revenue	$200,589	$193,387	$126,492
Gross profit margin	55%	55%	54%
Operating income	$58,910	$49,652	$23,786
Net income	$48,733	$45,879	$19,602
Net income per diluted share	$0.98	$0.92	$0.40

Michael Plisinski, chief executive officer for Onto Innovation commented, “The Onto team delivered another record quarter on the top line, while improving operating margins for the seventh straight quarter. New product adoption is not only supporting revenue growth but also expanding our opportunities in both our served markets and new markets, including image sensors and heterogenous packaging, as well as RF and power devices.”

“With several of our advanced nodes and specialty customers announcing expansions for next year and a record backlog that is more than twice the backlog at this time last year, we are optimistic that demand for Onto Innovation’s solutions will remain strong going into 2022.”

Third Quarter 2021 GAAP Financial Results

•	Third quarter revenue totaled $200.6 million, an increase of 4% compared with $193.4 million for the second quarter of 2021 and above the high-end of guidance.
•	Gross profit margin was 55% of revenue in both the third and second quarter of 2021. In the third quarter of 2020, gross margin was 54%.
•

Operating expenses totaled $66.2 million, a decrease of $3.3 million compared to $69.5 million in the second quarter of 2021. The decrease was primarily the result of lower variable compensation plan costs in the third quarter.

•	Operating income was $43.1 million, an increase of $7.2 million compared to $35.9 million in the second quarter of 2021.
•	GAAP net income was $36.4 million, or $0.73 per diluted share, and at the high end of guidance compared with $35.1 million, or $0.71 per diluted share, for the second quarter of 2021.

Third Quarter 2021 Non-GAAP Financial Results

•

Gross profit margin was 55% of revenue in both the third and second quarter of 2021. In the third quarter of 2020, gross margin was 54%. Non-GAAP gross margin has increased in each of the last seven consecutive reported quarters.

•

Operating income was $58.9 million, an increase of $9.3 million, and represented 29% of revenue in the third quarter of 2021. This compares to an operating income of $49.7 million in the second quarter of 2021.

•	Non-GAAP net income was $48.7 million, or $0.98 per diluted share, compared to non-GAAP net income of $45.9 million, or $0.92 per diluted share, in the second quarter of 2021.
•	Non-GAAP results exclude merger and acquisition related expenses, restructuring costs, litigation expenses and the amortization of intangible assets as detailed in the accompanying tables.

Balance Sheet

•	As of September 25, 2021, cash and marketable securities increased to $461.6 million, an increase of $50.7 million over the prior quarter.
•	Working capital increased $58.4 million from the second quarter of 2021 and ended the quarter at $736.9 million.

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•

Accounts receivable increased to $179.8 million in the third quarter mainly due to the increase in revenue and timing of shipments in the quarter. In addition, inventory increased to $222.3 million by quarter end.

Outlook

Management provided an outlook for the fourth quarter, the fiscal period ending January 1, 2022. Based on current estimates, management expects:

•	$210 million to $220 million in revenue
•	$0.75 to $0.89 in diluted GAAP EPS
•	$1.02 to $1.16 in diluted non-GAAP EPS

The guidance assumes that well-publicized supply chain issues will not materially impact our vendors’ scheduled deliveries in the quarter.

Webcast and Conference Call Details

Onto Innovation will host a conference call at 4:30 p.m. Eastern Time today, November 4, 2021, to discuss its third quarter 2021 financial results in greater detail. To participate in the call, please dial (800) 823-1563 or International: +1 (334) 777-6989 and reference conference ID 6712375 at least five (5) minutes prior to the scheduled start time. A live webcast will also be available at www.ontoinnovation.com.

To listen to the live webcast, please go to the website at least 15 minutes early to register, download and install any necessary audio software. There will be a replay of the conference call available from 7:30 p.m. ET on November 4, 2021, until 7:30 p.m. ET on November 11, 2021. To access the replay, please dial (888) 203-1112 and reference conference ID 6712375 at any time during that period. A replay will also be available at www.ontoinnovation.com.

Discussion of Non-GAAP Financial Measures

The Company has provided in this release non-GAAP financial measures, including non-GAAP net income and non-GAAP EPS, which exclude amortization of acquisition-related intangible assets, certain acquisition-related expenses and benefits, litigation expenses and restructuring costs. Non-GAAP net income and non-GAAP EPS can also exclude certain other gains and losses that are either isolated or cannot be expected to occur again with any predictability, tax provisions/benefits related to the previous items, and significant discrete tax events. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods.

We utilize several different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, forecasting and planning for future periods, and determining payments under compensation programs. We consider the use of the non-GAAP measures to be helpful in assessing the performance of the ongoing operation of our business. We believe that disclosing non-GAAP financial measures provides useful supplemental data that, while not a substitute for financial measures prepared in accordance with GAAP, allows for greater transparency in the review of our financial and operational performance. We also believe that disclosing non-GAAP financial measures provides useful information to investors and others in understanding and evaluating our operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. More specifically, management adjusts for the excluded items for the following reasons:

Amortization of purchased intangible assets: we do not acquire businesses and assets on a predictable cycle. The amount of purchase price allocated to the purchased intangible assets and the term of amortization can vary significantly and are unique to each acquisition or purchase. We believe that excluding amortization of purchased intangible assets allows the users of our financial statements to better review and understand the historic and current results of our operations, and also facilitates comparisons to peer companies.

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Merger or acquisition related expenses and benefits: we incur expenses or benefits with respect to certain items associated with our mergers and acquisitions, such as transaction and integration costs, change in control payments, adjustments to the fair value of assets, etc. We exclude such expenses or benefits as they are related to acquisitions and have no direct correlation to the operation of our on-going business.

Restructuring charges: we incur restructuring and impairment charges on individual or groups of employed assets, which arise from unforeseen circumstances and/or often occur outside of the ordinary course of our on-going business. Although these events are reflected in our GAAP financials, these unique transactions may limit the comparability of our on-going operations with prior and future periods.

Significant litigation charges or benefits and legal costs: we may incur charges or benefits as well as legal costs in connection with litigation and other contingencies unrelated to our core operations. We exclude these charges or benefits, when significant, as well as legal costs associated with significant legal matters, because we do not believe they are reflective of on-going business and operating results.

Income tax expense: we estimate the tax effect of the items identified to determine a non-GAAP annual effective tax rate applied to the pretax amount in order to calculate the non-GAAP provision for income taxes. We also adjust for items for which the nature and/or tax jurisdiction requires the application of a specific tax rate or treatment.

From time to time in the future, there may be other items excluded if we believe that doing so is consistent with the goal of providing useful information to investors and management.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include Onto Innovation’s business momentum and future growth; the benefit to customers of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position; Onto Innovation’s expectations regarding the semiconductor market outlook; Onto Innovation’s 2021 and 2022 financial outlook; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, the length, severity and potential business impact of the COVID-19 pandemic; the Company’s ability to leverage its resources to improve its position in its core markets; its ability to manage supply chain delays and shortages; its ability to successfully integrate acquired businesses and technologies; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; and fluctuations in customer capital spending. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Form 10-K report for the year ended December 26, 2020 and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release.

About Onto Innovation

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: Un-patterned wafer quality; 3D metrology spanning chip features from nanometer

EXHIBIT 99.1

scale transistors to large die interconnects; macro defect inspection of wafers and packages; elemental layer composition; overlay metrology; factory analytics; and lithography for advanced semiconductor packaging. Our breadth of offerings across the entire semiconductor value chain helps our customers solve their most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient. Headquartered in Wilmington, Massachusetts, Onto Innovation supports customers with a worldwide sales and service organization. Additional information can be found at www.ontoinnovation.com.

Source: Onto Innovation Inc.

ONTO-I

For more information, please contact:

Michael Sheaffer

+1.978.253.6273

Mike.Sheaffer@OntoInnovation.com

(Financial tables follow)

EXHIBIT 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands) - (Unaudited)

	September 25, 2021	December 26, 2020

ASSETS
Current assets
Cash, cash equivalents and marketable securities	$461,551	$373,722
Accounts receivable, net	179,766	149,251
Inventories	222,311	191,217
Prepaid and other assets	21,846	17,471
Total current assets	885,474	731,661
Net property, plant and equipment	85,685	87,950
Intangibles, net	606,783	624,989
Other assets	25,321	23,572
Total assets	$1,603,263	$1,468,172

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$93,509	$77,258
Other current liabilities	55,108	42,833
Total current liabilities	148,617	120,091
Other non-current liabilities	81,096	83,335
Total liabilities	229,713	203,426
Stockholders’ equity	1,373,550	1,264,746
Total liabilities and stockholders’ equity	$1,603,263	$1,468,172

EXHIBIT 99.1

ONTO INNOVATION INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 25,	June 26,	September 26,	September 25,	September 26,
	2021	2021	2020	2021	2020
Revenue	$200,589	$193,387	$126,492	$563,255	$401,368
Cost of revenue	91,231	87,931	57,604	257,972	198,264
Gross profit	109,358	105,456	68,888	305,283	203,104
Operating expenses:
Research and development	23,811	25,507	19,678	71,282	62,772
Sales and marketing	12,880	15,429	11,924	41,413	36,864
General and administrative	16,548	16,255	14,358	48,362	50,421
Amortization	12,993	12,324	13,646	37,674	41,081
Total operating expenses	66,232	69,515	59,606	198,731	191,138
Operating income	43,126	35,941	9,282	106,552	11,966
Interest income, net	234	304	544	899	2,440
Other expense, net	(291)	(289)	(899)	(1,824)	(2,065)
Income before income taxes	43,069	35,956	8,927	105,627	12,341
Provision for income taxes	6,621	905	836	10,015	1,230
Net income	$36,448	$35,051	$8,091	$95,612	$11,111
Earnings per share:
Basic	$0.74	$0.71	$0.17	$1.94	$0.23
Diluted	$0.73	$0.71	$0.16	$1.92	$0.22
Weighted average shares outstanding:
Basic	49,361	49,193	48,900	49,190	49,231
Diluted	49,762	49,701	49,131	49,684	49,551

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ONTO INNOVATION INC.

NON-GAAP FINANCIAL SUMMARY

(In thousands, except percentage and per share amounts) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
Revenue	$200,589	$193,387	$126,492	$563,255	$401,368
Gross profit	$110,505	$105,457	$68,873	$306,991	$213,323
Gross margin as percentage of revenue	55%	55%	54%	55%	53%
Operating expenses	$51,595	$55,805	$45,087	$156,555	$142,399
Operating income	$58,910	$49,652	$23,786	$150,436	$70,924
Operating margin as a percentage of revenue	29%	26%	19%	27%	18%
Net income	$48,733	$45,879	$19,602	$130,951	$60,155
Net income per diluted share	$0.98	$0.92	$0.40	$2.64	$1.21

RECONCILIATION OF U.S. GAAP GROSS PROFIT,

OPERATING EXPENSES AND OPERATING INCOME TO NON-GAAP

GROSS PROFIT, OPERATING EXPENSES AND OPERATING INCOME

(In thousands, except percentages) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
U.S. GAAP gross profit	$109,358	$105,456	$68,888	$305,283	$203,104
Pre-tax non-GAAP items:
Merger and acquisition related expenses	13	1	(15)	268	10,219
Restructuring expenses	1,134	—	—	1,440	—
Non-GAAP gross profit	$110,505	$105,457	$68,873	$306,991	$213,323
U.S. GAAP gross margin as a percentage of revenue	55%	55%	54%	54%	51%
Non-GAAP gross margin as a percentage of revenue	55%	55%	54%	55%	53%
U.S. GAAP operating expenses	$66,232	$69,515	$59,606	$198,731	$191,138
Pre-tax non-GAAP items:
Merger and acquisition related expenses	1,289	1,386	645	3,644	4,259
Restructuring expenses	—	—	228	—	3,399
Litigation expenses	355	—	—	858	—
Amortization of intangibles	12,993	12,324	13,646	37,674	41,081
Non-GAAP operating expenses	51,595	55,805	45,087	156,555	142,399
Non-GAAP operating income	$58,910	$49,652	$23,786	$150,436	$70,924
GAAP operating margin as a percentage of revenue	21%	19%	7%	19%	3%
Non-GAAP operating margin as a percentage of revenue	29%	26%	19%	27%	18%

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ONTO INNOVATION INC.

RECONCILIATION OF U.S. GAAP NET INCOME TO

NON-GAAP NET INCOME

(In thousands, except share and per share data) - (Unaudited)

	Three Months Ended			Nine Months Ended
	September 25, 2021	June 26, 2021	September 26, 2020	September 25, 2021	September 26, 2020
U.S. GAAP net income	$36,448	$35,051	$8,091	$95,612	$11,111
Pre-tax non-GAAP items:
Merger and acquisition related expenses	1,302	1,387	630	3,912	14,478
Restructuring expenses	1,134	—	228	1,440	3,399
Litigation expenses	355	—	—	858	—
Amortization of intangibles	12,993	12,324	13,646	37,674	41,081
Net tax provision adjustments	(3,499)	(2,883)	(2,993)	(8,545)	(9,914)
Non-GAAP net income	$48,733	$45,879	$19,602	$130,951	$60,155
Non-GAAP net income per diluted share	$0.98	$0.92	$0.40	$2.64	$1.21

ONTO INNOVATION INC

SUPPLEMENTAL INFORMATION - RECONCILIATION OF FOURTH QUARTER 2021

GAAP TO NON-GAAP GUIDANCE

	Low	High
Estimated GAAP net income per diluted share	$0.75	$0.89
Estimated non-GAAP items:
Amortization of intangibles	0.28	0.28
Merger and acquisition related expenses	0.03	0.03
Litigation expenses	0.01	0.01
Net tax provision adjustments	(0.05)	(0.05)
Estimated non-GAAP net income per diluted share	$1.02	$1.16

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